Exhibit 99.1

July 18, 2005

SCS Transportation Announces Second-Quarter EPS of $0.38

KANSAS CITY, Mo. — July 18, 2005 — SCS Transportation, Inc. (NASDAQ: SCST), today reported second-quarter revenue of $271.9 million, up 10 percent from $248.2 million in the second quarter of 2004. Consolidated operating income was $12.2 million in the second quarter, up 7 percent from $11.4 million a year earlier, which included $1.1 million in integration charges pertaining to a Midwest acquisition. Net income was $5.8 million in the quarter, a 6 percent increase from $5.5 million in the second quarter of 2004. Earnings per share were $0.38, up 6 percent from $0.36 a year earlier.

“Saia continues to deliver stronger operating performance with growth rates increasing during the second quarter. Jevic’s operating improvement initiatives are ongoing, but weaker tonnage has hindered achieving targeted financial performance,” said Bert Trucksess, chairman, president and chief executive officer.

In the first six months of 2005, revenues were $525.2 million, up 11 percent from $473.5 million a year earlier. Consolidated operating income was $21.5 million, up 18 percent from $18.2 million in the first half of 2004, which included $2.1 million in integration charges. Net income was $9.8 million, up 21 percent from $8.1 million in the first half of 2004. Earnings per share were $0.64 for the six months, up 21 percent from $0.53 a year earlier.

Update on Operating Companies

Saia second-quarter revenue grew 13 percent to $185.8 million and included benefits from the momentum of a 2004 expansion into the Midwest and competitor withdrawals in selected markets. Favorable revenue trends and effective cost management generated second-quarter operating income at Saia of $12.5 million, up 37 percent from a year earlier. As reported on July 7, the current quarter’s results include $2.5 million in higher than anticipated expenses from severe accidents and an adverse verdict relating to a 2001 employment matter, while the prior-

SCS Transportation Announces Second Quarter EPS of $0.38

year quarter included $1.1 million in integration charges for the Midwest expansion as well as accident expenses $1.4 million higher than historical levels. Less-than-truckload (LTL) tonnage for the quarter grew 4 percent and strengthened through the quarter. Benefiting from a favorable pricing environment, LTL revenue per hundredweight increased 9 percent and 5 percent excluding the impact of fuel surcharges. Saia’s operating ratio in the quarter was 93.3 percent, compared to 93.8 percent a year earlier, excluding the integration charges in 2004.

Jevic revenue was $86.1 million in the second quarter, up 3 percent from a year earlier. Total tonnage was down 4 percent from the prior-year quarter, as growth initiatives have not offset volume losses experienced in the first quarter and into the middle of the second quarter, which we believe result from lag effects of 2004 service issues and competitive factors. Total revenue per hundredweight was up 6 percent, just over 1 percent excluding the impact of fuel surcharges. Jevic operating income was $0.5 million, compared to $3.6 million in the second quarter of 2004, producing an operating ratio for the quarter of 99.4 percent. Service improvements implemented early in 2005 are delivering consistently high levels of on-time performance. While Jevic efficiency initiatives are producing incremental improvements in fixed and variable costs, second-quarter results were adversely impacted by diseconomies from weak tonnage.

Outlook and Financial Position

As updated in our July 7, 2005 release, SCS Transportation expects 2005 earnings per share in a range of $1.35 to $1.50.

The Company expects net capital expenditures of approximately $70 to $80 million in 2005, including $10 to $20 million for certain strategic real estate transactions. Year-to-date net capital expenditures were $24.7 million. During the quarter, the Company purchased 517,300 shares, representing 46 percent of the $20 million authorized under the stock repurchase program announced on May 3, 2005.

Conference Call

SCST will hold a conference call to discuss second-quarter results on Tuesday, July 19, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). To participate in the call, please dial 1-800-275-8866 or dial 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at

SCS Transportation Announces Second Quarter EPS of $0.38

www.scstransportation.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through August 2, 2005. The replay is available by dialing 1-800-642-1687 and using conference code 7677597.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With annual revenue exceeding $1 billion, the Company focuses on regional and interregional less-than-truckload (LTL), and selected truckload (TL) and time-definite services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 9,000 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers, fuel, purchased transportation and operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to

SCS Transportation Announces Second Quarter EPS of $0.38

evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

Contact:
SCS Transportation, Inc.
Investor Contact:
Greg Drown, 816-714-5906
gdrown@scstransportation.com
or
Media Contact:
Johnson Strategic Communications, Inc.
Dick Johnson, 913-649-8885
dick@johnsonstrategic.com

Editor’s note: Photography, video B-roll and logos for SCS Transportation are available upon request.

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,353	$7,499
Accounts receivable	122,266	110,044
Prepaid expenses and other	30,195	35,721

Total current assets	160,814	153,264

PROPERTY AND EQUIPMENT:
Cost	587,634	569,526
Less: Accumulated depreciation	261,846	248,914

Net property and equipment	325,788	320,612

GOODWILL AND OTHER ASSETS	34,689	34,862

Total assets	$521,291	$508,738

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$42,462	$33,193
Wages and employees’ benefits	37,369	35,761
Other current liabilities	29,071	28,981
Current portion of long-term debt	2,500	1,263

Total current liabilities	111,402	99,198

OTHER LIABILITIES:
Long-term debt	116,378	121,547
Deferred income taxes	57,478	57,662
Claims, insurance and other	21,941	17,789

Total other liabilities	195,797	196,998

SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	206,971	205,800
Treasury stock	(9,177)	—
Deferred compensation trust	(1,322)	(1,116)
Retained earnings	17,605	7,843

Total shareholders’ equity	214,092	212,542

Total liabilities and shareholders’ equity	$521,291	$508,738

SCS Transportation, Inc. and Subsidiaries
Consolidated Income Statements
For the Quarter and Six Months Ended June 30, 2005 and 2004
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2005	2004	2005	2004

OPERATING REVENUE	$271,886	$248,232	$525,173	$473,508

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	146,831	137,283	287,517	265,226
Purchased transportation	23,802	23,424	44,818	43,576
Operating expenses and supplies	56,548	45,498	108,683	87,635
Operating taxes and licenses	10,608	9,353	21,035	18,493
Claims and insurance	10,232	8,516	18,681	14,997
Depreciation and amortization	12,207	12,154	23,876	23,776
Operating (gains) and losses	(583)	(437)	(917)	(428)
Integration charges	—	1,050	—	2,054

Total operating expenses	259,645	236,841	503,693	455,329

OPERATING INCOME	12,241	11,391	21,480	18,179

NONOPERATING EXPENSES:
Interest expense	2,429	2,386	4,850	4,807
Other, net	(95)	(51)	17	(126)

Nonoperating expenses, net	2,334	2,335	4,867	4,681

INCOME BEFORE INCOME TAXES	9,907	9,056	16,613	13,498
Income tax provision	4,117	3,583	6,851	5,418

NET INCOME	$5,790	$5,473	$9,762	$8,080

Average common shares outstanding — basic	14,892	14,837	14,975	14,789

Average common shares outstanding — diluted	15,217	15,312	15,318	15,274

Basic earnings per share	$0.39	$0.37	$0.65	$0.55

Diluted earnings per share	$0.38	$0.36	$0.64	$0.53

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2005 and 2004
(Amounts in thousands)
(Unaudited)

	2005	2004

OPERATING ACTIVITIES:
Net cash from operating activities	$38,174	$29,027

INVESTING ACTIVITIES:
Acquisition of property and equipment	(27,262)	(18,725)
Proceeds from disposal of property and equipment	2,607	2,646
Acquisition of subsidiary, net of cash received	—	(23,549)

Net cash used in investing activities	(24,655)	(39,628)

FINANCING ACTIVITIES:
Repayment of long-term debt	(8,002)	—
Borrowing of long-term debt	4,000	—
Repurchase of common stock	(9,177)	—
Proceeds from stock option exercises	514	755

Net cash from (used in) financing activities	(12,665)	755

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	854	(9,846)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	7,499	30,870

CASH & CASH EQUIVALENTS, END OF PERIOD	$8,353	$21,024

Saia Motor Freight Line, Inc.
Financial Information
For the Quarter and Six Months Ended June 30, 2005 and 2004
(Amounts in thousands)

	Second Quarter		%	Six Months		%
	2005	2004	Change	2005	2004	Change

Operating revenue (excluding fuel surcharge)	169,473	156,014	8.6	323,414	292,721	10.5

Operating revenue	185,824	164,604	12.9	352,789	307,420	14.8

Operating income	12,507	9,114		21,470	15,207

Integration charges*	—	1,050		—	2,054

Operating income excluding integration charges*	12,507	10,164		21,470	17,261

Operating ratio	93.3	94.5		93.9	95.1

Operating ratio excluding integration charges*	93.3	93.8		93.9	94.4

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change

Workdays					64	64

F/S Revenue	LTL	172,432	152,167	13.3	2,694.3	2,377.6	13.3
	TL	13,392	12,437	7.7	209.3	194.3	7.7
	Total	185,824	164,604	12.9	2,903.6	2,571.9	12.9

Revenue excluding	LTL	172,720	152,440	13.3	2,698.8	2,381.9	13.3
revenue recognition	TL	13,414	12,459	7.7	209.6	194.7	7.7
adjustment	Total	186,134	164,899	12.9	2,908.4	2,576.6	12.9

Tonnage	LTL	787	759	3.6	12.29	11.86	3.6
	TL	162	165	(1.6)	2.54	2.57	(1.6)
	Total	949	924	2.7	14.83	14.43	2.7

Shipments	LTL	1,416	1,380	2.6	22.12	21.56	2.6
	TL	22	22	(0.5)	0.34	0.34	(0.5)
	Total	1,438	1,402	2.5	22.46	21.90	2.5

Revenue/cwt.	LTL	10.98	10.04	9.3
	TL	4.13	3.78	9.5
	Total	9.81	8.93	9.9

Revenue/cwt.	LTL	9.95	9.48	4.9
(excluding fuel surcharge)	TL	4.07	3.75	8.6
	Total	8.95	8.46	5.8

Revenue/shipment	LTL	121.99	110.49	10.4
	TL	612.93	576.43	8.2
	Total	129.47	117.68	10.1

Pounds/shipment	LTL	1,111	1,100	1.0
	TL	14,831	15,236	(1.1)
	Total	1,320	1,318	0.2

* — Integration charges consist of employee retention and stay bonuses, communications, re-logoing the fleet of Clark Bros., technology integration and other items in connection with the integration of the operations of Clark Bros. Management believes that excluding these charges more accurately reflects the core operating performance of Saia.

Jevic Transportation, Inc.
Financial Information
For the Quarter and Six Months Ended June 30, 2005 and 2004
(Amounts in thousands)

	Second Quarter		%	Six Months		%
	2005	2004	Change	2005	2004	Change

Operating revenue (excluding fuel surcharge)	77,968	79,125	(1.5)	157,538	157,912	(0.2)

Operating revenue	86,061	83,628	2.9	172,384	166,088	3.8

Operating income	529	3,587		1,047	5,468

Operating ratio	99.4	95.7		99.4	96.7

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change

Workdays					64	63

F/S Revenue	LTL	54,666	53,731	1.7	854.2	852.9	0.2
	TL	27,281	26,792	1.8	426.3	425.3	0.2
	Other	4,114	3,105	32.5	64.3	49.3	30.4
	Total	86,061	83,628	2.9	1,344.8	1,327.5	1.3

Revenue excluding	LTL	54,632	53,641	1.8	853.6	851.4	0.3
revenue recognition	TL	27,263	26,747	1.9	426.0	424.6	0.3
adjustment	Other	4,114	3,105	32.5	64.3	49.3	30.4
	Total	86,009	83,493	3.0	1,343.9	1,325.3	1.4

Tonnage	LTL	254	270	(5.8)	3.97	4.29	(7.3)
	TL	303	310	(2.3)	4.74	4.93	(3.8)
	Total	557	580	(4.0)	8.71	9.22	(5.5)

Shipments	LTL	215	222	(3.2)	3.36	3.52	(4.7)
	TL	35	37	(5.0)	0.54	0.58	(6.5)
	Total	250	259	(3.4)	3.90	4.10	(5.0)

Revenue/cwt.	LTL	10.74	9.93	8.2
	TL	4.50	4.31	4.4
	Total	7.35	6.93	6.1

Revenue/cwt.	LTL	9.68	9.37	3.2
(excl. fuel surcharge)	TL	4.05	4.07	(0.4)
	Total	6.62	6.54	1.3

Revenue/shipment	LTL	254.43	241.83	5.2
	TL	782.83	729.78	7.3
	Total	328.17	311.02	5.5

Pounds/shipment	LTL	2,369	2,435	(2.7)
	TL	17,406	16,933	2.8
	Total	4,456	4,479	(0.5)